SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549

               __________________________________

                            FORM 8-K

                         CURRENT REPORT

             PURSUANT TO SECTION 13 OR 15(d) OF THE

                 SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported):
                         April 27, 1998


                PAREXEL International Corporation
       (Exact Name of Registrant as Specified in Charter)





     Massachusetts            0-27058             04-2776269
     (State or Other      (Commission        (IRS Employer
     Jurisdiction of       File Number)      Identification No.)
     incorporation)


     195 West Street, Waltham, Massachusetts           02154
     (Address of Principal Executive Offices)          (Zip Code)

Registrant's telephone number, including area code (781) 487-9900

                         Not Applicable
(Former Name or Former Address, if Changed Since Last Report).
Item 5.  Other Events.

     On April 27, 1998, the Company issued a press release, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 7.  Financial Statements and Exhibits.

Exhibit No.    Exhibit

99.1           Press release of the Company dated April 27, 1998

                           SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              PAREXEL International Corporation



Dated: April 27, 1998         By:  /s/William T. Sobo, Jr.
                              William T. Sobo, Jr., Senior
                              Vice President, Chief Financial
                              Officer, Treasurer and Clerk

                          EXHIBIT INDEX

Exhibit No.         Description

99.1           Press release of the Company dated April 27, 1998









































                                                     EXHIBIT 99.1
FOR IMMEDIATE RELEASE

CONTACTS:    Bill Sobo, Senior Vice President, Chief Financial
Officer
             Virginia Lacke, Investor Relations
             (781) 487-9904, ext. 4118



              PAREXEL REPORTS FINANCIAL RESULTS FOR
                THREE MONTHS ENDED MARCH 31, 1998

Boston, MA, April 27, 1998 -- PAREXEL International Corporation (Nasdaq: PRXL) today reported consolidated net revenue of $73.1 million, pro forma income from operations (before acquisition-related and other charges) of $7.0 million, or 9.6% of net revenue, and pro forma diluted earnings per share of $0.21 for the three months ended March 31, 1998.

As previously announced on March 2, 1998, PAREXEL acquired several European-based companies during the quarter, significantly expanding its critical mass, presence and capabilities across Europe. The acquired companies include:
The PPS Group (PPS), which broadens PAREXEL's service portfolio and geographic reach in the contract marketing services sector; MIRAI B.V., a full-service, pan-European contract research organization formerly part of the VERUM alliance; and LOGOS GmbH, a regulatory affairs consulting firm in Freiburg, Germany that specializes in marketing approval submissions. These transactions have been treated as poolings of interests for financial accounting purposes, and accordingly, the Company's historical financial results have been restated to combine the results of significant acquired businesses. As discussed below, the Company recorded charges of $7.8 million during the quarter in connection with these acquisitions, and a non-cash charge of $1.7 million related to the write-down of certain fixed assets.

For the three months ended March 31, 1998, PAREXEL's consolidated net revenue was $73.1 million, representing a 41% increase over the prior year calculated on a pro forma restated basis (see below). Pro forma income from operations for the quarter ended March 31, 1998 increased 70% to $7.0 million, or 9.6% of net revenue, compared to pro forma income from operations of $4.1 million, or 8.0% of net revenue, last year. Pro forma net income was $5.1 million, or $0.21 diluted earnings per share, for the current quarter versus pro forma net income of $3.5 million, or $0.15 per share, in the prior year. This represents a 48% increase in pro forma net income and a 37% increase in pro forma earnings per share.

In accordance with Generally Accepted Accounting Principles
(GAAP) governing the consolidation of companies with differing audited fiscal years, the Company's actual restated amounts for the quarter ended March 31, 1997 (third fiscal quarter) include the financial results of the acquired businesses for the quarter ended September 30, 1997 (third fiscal quarter of businesses acquired). Net revenue growth was 36% for the quarter based on these restated prior-year results. Pro forma restated amounts for the quarter ended March 31, 1997 are presented to directly align the time periods of companies consolidated, and therefore, include the financial results of the acquired businesses for the quarter ended March 31, 1997.

 "PAREXEL has delivered another quarter of solid growth in revenues, operating margins, and earnings, indicative of the healthy environment for drug development and PAREXEL's favorable competitive position as one of the premier, global providers of integrated contract research and contract marketing services," emphasized Josef H. von Rickenbach, Chairman and Chief Executive Officer of PAREXEL. "Executing an aggressive selling strategy across North America, Europe and Asia, PAREXEL remains committed to gaining market share, increasing backlog, and building our quality franchise through internal growth and targeted acquisitions. I am proud of our recent acquisitions and quite pleased that the integration of these businesses is progressing ahead of plan."

During the March 1998 quarter, the Company recorded $7.8 million of acquisition-related charges, which consist primarily of legal, accounting and transaction fees pertaining to the aforementioned acquisitions; compensation charges for employee stock options previously issued by PPS and an accelerated payment to a PPS employee pursuant to a pre-existing employment agreement; and non-cash adjustments to accounts receivable reserves of the acquired businesses to comply with Company practices. Of these charges, $1.6 million has been recorded in selling, general and administrative expenses. In addition, as part of its integration of acquired businesses and current program to standardize its information technology platform, the Company elected to upgrade certain computer equipment throughout the organization. This resulted in a charge of $1.7 million in the March 1998 quarter to reflect the reduced useful lives of the fixed assets identified for replacement. Including the impact of these charges aggregating $9.5 million, PAREXEL reported a net loss of $2.4 million, or $0.10 diluted loss per share, for the three months ended March 31, 1998.

For the nine months ended March 31, 1998, PAREXEL's reported net revenue was $204.0 million, representing a 42% increase over the prior year. After acquisition-related and other charges, income from operations was $5.8 million in 1998 compared to $11.7 million in 1997. Net income after charges was $3.9 million, or $0.16 diluted earnings per share, for the nine-month period ended March 31, 1998 versus $8.7 million, or $0.40 per share, last year.

PAREXEL is a leading contract research and contract marketing services organization providing a broad range of knowledge-based outsourcing services to the worldwide pharmaceutical, biotechnology and medical device industries. Over the past fifteen years, PAREXEL has developed significant expertise in clinical trials management, data management, biostatistical analysis, contract marketing, clinical pharmacology, regulatory and medical consulting, industry training and publishing, and other drug development consulting services. The Company's integrated services, therapeutic area depth, and sophisticated information technology, along with its experience in global drug development and product launch services, represent key competitive strengths. Headquartered near Boston, MA, PAREXEL has 41 offices and 3,500 employees throughout 24 countries around the world.

This release may contain statements that may be "forward-looking" statements under federal law. The Company's actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such a difference include, but are not limited to: risks associated with the loss or delay of large contracts; the Company's dependence on certain industries and clients; management of growth and the ability to attract and retain employees; acquisitions; integration of newly acquired businesses; government regulation of certain industries and clients; and competition or consolidation within the industry. These factors and others are discussed more fully in the section entitled "Risk Factors" in the Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 1997.